                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CARDIOVASCULAR DYNAMICS, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

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Notes:    ---------------------------------------------------------------------

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

                         CARDIOVASCULAR DYNAMICS, INC.

                                      LOGO
                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1998
                            ------------------------

To the Stockholders of CardioVascular Dynamics, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of CardioVascular Dynamics, Inc. ("CVD" or the "Company") on May 19, 1998 at 10:00 a.m., California time. The Annual Meeting will be held at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618.

     At the meeting, you will be asked to consider and vote upon the following proposals: (i) the approval of an amendment to the 1996 Stock Option/Stock Issuance Plan which will effect an increase in the number of shares of the Company's Common Stock available for issuance by an additional 200,000 shares;
(ii) the approval of an amendment to the Employee Stock Purchase Plan to delete the share number limit on the maximum number of shares of the Company's Common Stock purchasable by each participant; (iii) the approval of an amendment to the Company's Amended & Restated Certificate of Incorporation to eliminate cumulative voting for the election of directors; (iv) the approval of an amendment to the Company's Amended & Restated Certificate of Incorporation to provide for a classified Board of Directors; (v) the election of five individuals to serve as the members of the Company's Board of Directors; and
(vi) the ratification of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the enclosed proxy card promptly in the accompanying postage-paid reply envelope. By returning the proxy, you can help CVD avoid the expense of duplicate proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum of the outstanding shares is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                          MICHAEL R. HENSON
                                          Chairman of the Board and
                                          Chief Executive Officer
April 15, 1998

                         CARDIOVASCULAR DYNAMICS, INC.

                                   [CVD LOGO]

                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CardioVascular Dynamics, Inc., a Delaware corporation ("CVD" or the "Company"), will be held on May 19, 1998 at 10:00 a.m. at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618, for the following purposes:

          1. To approve an amendment to CVD's 1996 Stock Option/Stock Issuance Plan to effect an increase in the number of shares available for issuance by an additional 200,000 shares of Common Stock.

          2. To approve an amendment to CVD's Employee Stock Purchase Plan to delete the share number limit on the maximum number of shares of the Company's Common Stock purchasable by each participant.

          3. To approve an amendment to the Company's Amended & Restated Certificate of Incorporation to eliminate cumulative voting for the election of directors.

          4. To approve an amendment to the Company's Amended & Restated Certificate of Incorporation to provide for a classified Board of Directors.

          5. To elect five members to the Board of Directors of CVD from the following nominees: Michael R. Henson, William G. Davis, Franklin D. Brown, Edward M. Leonard and Gerard von Hoffmann.

          6. To ratify the selection of Ernst & Young LLP as CVD's independent auditors for the current fiscal year ending December 31, 1998.

          7. To transact such other business as may properly come before the meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 7, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                       By Order of the Board of Directors

                                       DANA P. NICKELL
                                       Secretary

Irvine, California
April 15, 1998

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         CARDIOVASCULAR DYNAMICS, INC.

                                    CVD LOGO
                         13700 ALTON PARKWAY, SUITE 160
                            IRVINE, CALIFORNIA 92618
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 1998
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of CardioVascular Dynamics, Inc. ("CVD" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 19, 1998 at 10:00 a.m. at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618, at which time stockholders of record on April 7, 1998 will be entitled to vote. On April 7, 1998, CVD had 8,775,989 shares of its Common Stock ("Common Stock") outstanding and entitled to vote. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting.

     CVD intends to mail this proxy statement and the accompanying proxy card on or about April 15, 1998 to all stockholders entitled to vote at the Annual Meeting. CVD's principal executive offices are located at 13700 Alton Parkway, Suite 160, Irvine, California 92618. The telephone number at that address is
(714) 457-9546.

VOTING

     The presence in person or by proxy of the holders of a majority of the Common Stock issued and outstanding constitutes a quorum for the transaction of business at the Annual Meeting. Under the cumulative voting provision in the Company's Amended & Restated Certificate of Incorporation, each stockholder may cast for a single nominee for director, or distribute among up to five nominees, a number of votes equal to five multiplied by the number of shares held by such stockholder. The amendments to the Company's Amended & Restated Certificate of Incorporation must be approved by a majority of the outstanding shares of Common Stock entitled to vote thereon. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on each matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted, and thus have the same effect as negative votes. If shares are not voted by a broker who is the record holder of the shares present at the Annual Meeting, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by the holder of record by filing with the Secretary of CVD at CVD's principal executive office, a written notice of revocation or a new duly executed proxy bearing a date later than the date indicated on the previous proxy, or it may be revoked by the holder of record attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SOLICITATION

     CVD will bear the entire cost of proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others, to forward to such beneficial owners. CVD may, if deemed necessary or advisable, retain a proxy solicitation firm to deliver solicitation materials to beneficial owners and to assist the Company in collecting proxies from such individuals. CVD may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of CVD. No additional compensation will be paid to directors, officers or other regular employees for such services.

                                 PROPOSAL NO. 1

           AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN OF
                         CARDIOVASCULAR DYNAMICS, INC.

     The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1996 Stock Option/Stock Issuance Plan (the "Option Plan") to increase the number of shares of Common Stock authorized for issuance under the Option Plan by an additional 200,000 shares.

     The amendment to the Option Plan was adopted by the Board on March 12, 1998, subject to stockholder approval at the 1998 Annual Meeting. The Board believes it is in the best interests of the Company to increase the share reserve so that the Company can continue to attract and retain the services of those persons essential to the Company's growth and financial success.

     The Option Plan originally was adopted by the Board of Directors on May 1, 1996 and approved by the stockholders on May 1, 1996. The Option Plan was amended by the Board of Directors on April 8, 1997 and approved by the stockholders on May 16, 1997.

     The following is a summary of the principal features of the Option Plan, as recently amended for the share increase. The summary, however, does not purport to be a complete description of all the provisions of the Option Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

EQUITY INCENTIVE PROGRAMS

     The Option Plan is comprised of three separate equity incentive programs:
(i) a Discretionary Option Grant Program; (ii) a Stock Issuance Program; and
(iii) an Automatic Option Grant Program. The Compensation Committee of the Board administers the Discretionary Option Grant and Stock Issuance Programs to all persons eligible to participate in the Option Plan, the Discretionary Option Grant and Stock Issuance Programs, subject to separate but concurrent administration by the Board. The Plan Administrator (either the Compensation Committee or the Board, to the extent such entity is carrying out its administrative functions under the Option Plan with respect to one or more classes of eligible individuals), has complete discretion (subject to the provisions of the Option Plan) to authorize discretionary option grants or stock issuances under the Option Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion is exercised by the Plan Administrator with respect to the grants made thereunder.

SHARE RESERVE

     The maximum number of shares of Common Stock issuable over the term of the Option Plan may not exceed 2,100,000 shares (including the 200,000 shares for which stockholder approval is sought under this Proposal). In no event may any one participant in the Option Plan be granted stock options or separately exercisable stock appreciation rights for more than 800,000 shares in the aggregate over the term of the Option Plan.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the number and class of securities issuable (in the aggregate and to each participant) under the Option Plan and to the number and class of securities subject to each outstanding option and the exercise price payable per share for those securities.

ELIGIBILITY

     Employees (including officers), non-employee Board members, consultants and other independent advisors who provide services to CVD and its parent or subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Grant Program.

     As of March 4, 1998, approximately 98 employees (including 6 executive officers), and 4 non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs and 4 non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 4, 1998, the closing selling price per share was $4.50.

DISCRETIONARY OPTION GRANT PROGRAM

     Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than 85 percent of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

     Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock. Limited stock appreciation rights may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right in effect will be automatically cancelled upon the successful completion of a hostile take-over of the Company. In return for the cancelled option, the officer will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

     The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

     Shares may be sold under the Stock Issuance Program at a price per share not less than eighty-five percent (85%) of the fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

     The issued shares either may be vested immediately upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, option grants have been made to the current non-employee Board members, and option grants will be made to individuals who join the Board as non-employee members in the future. Additional automatic option grants will be made at annual intervals to all non-employee Board members over their continued period of service on the Board. These special grants may be summarized as follows:

          A. Each individual who served as a non-employee Board member on June 19, 1996 was automatically granted on such date an option to purchase 5,000 shares of Common Stock.

          B. Each individual who first becomes a non-employee Board member at any time after June 19, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, an option to purchase 5,000 shares of Common Stock.

          C. On the date of each Annual Stockholders Meeting held after June 19, 1996, each individual who is to continue to serve as a non-employee Board member after such Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

     Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date.

     Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service.

     Each initial option grant will vest (and the Company's repurchase rights will lapse) in four equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the completion of one year of Board service measured from the option grant date. Each annual option grant will vest (and the Company's repurchase rights will lapse) upon the completion of one year of Board service measured from the option grant date.

     The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or an acquisition of the Company by merger or asset sale or a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

                               GENERAL PROVISIONS

ACCELERATION

     In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretion to grant options under the Discretionary Option Grant Program which automatically accelerate if the options are assumed or replaced in connection with such acquisition and the individual's service is subsequently terminated within a designated period (not to exceed 18 months) following the acquisition. The Plan Administrator will also have the discretion to grant options which automatically accelerate in the event the individual's service is terminated within a designated period (not to exceed 18 months) following a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members). The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

     The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of the shares under the Option Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any optionee may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

     The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

     The Board may amend or modify the Option Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Option Plan at any time, and the Option Plan will in any event terminate on April 29, 2006.

OPTION GRANTS

     The table below shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock subject to options granted between January 1, 1997 and March 4, 1998 under the Option Plan, together with the weighted average exercise price payable per share.

                                                                NUMBER OF     WEIGHTED AVERAGE
                     NAME AND POSITION                        OPTION SHARES    EXERCISE PRICE
                     -----------------                        -------------   ----------------
Michael R. Henson...........................................      55,000           $8.79
  Chairman of the Board and
  Chief Executive Officer
Edward McDonald.............................................      50,000           $6.50
  Vice President, Advanced Technologies
Dana P. Nickell.............................................      30,000           $9.06
  Vice President, Finance and Administration,
  Chief Financial Officer and Corporate Secretary
Jeffrey F. O'Donnell........................................     145,000           $7.19
  President and Chief Operating Officer
Jeffrey H. Thiel............................................      58,000           $6.59
  Vice President, Operations
Claire K. Walker............................................      38,000           $7.07
  Vice President, Clinical Affairs
All current executive officers as a group
  (6 persons)...............................................     376,000           $7.38
All current directors (other than executive officers)
  as a group (4 persons)....................................      40,000           $8.31
All employees, including current officers
  who are not executive officers, as a group (87 persons)...     598,000           $7.10

     As of March 4, 1998, approximately 353,000 shares of Common Stock had been issued under the Option Plan, approximately 1,474,000 shares of Common Stock were subject to outstanding options, and approximately 364,000 shares of Common Stock were available for future option grants, inclusive of the 200,000 share increase which stockholders are being asked to approve under this Proposal No. 1.

NEW PLAN BENEFITS

     As of March 4, 1998, no options have been granted on the basis of the 200,000 share increase for which stockholder approval is sought under this Proposal. However, each individual who is reelected as a non-employee Board member at the Annual Meeting automatically will receive at that time an option for 5,000 shares of Common Stock at an exercise price equal to the fair market value of the shares on such grant date.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

     The following is a summary of certain federal income tax consequences of participation in the Option Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Plan may also have consequences under state and local tax laws which may vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     The 1997 Tax Act changed, among other things, the federal income tax treatment of capital gains. Generally, the federal tax rate on gains from the sale of shares of the Company's stock depends upon how long the shares have been held at the time of sale. For shares held less than 12 months, the gain ("short-term capital gain") is taxed at ordinary income tax rates. For sales made after July 28, 1997, where the shares have been held more than 12 months but less than 18 months, the gain ("mid-term capital gain") is subject to federal income tax at a maximum rate of 28 percent, and for shares held more than 18 months, the gain ("long-term capital gain") is subject to federal income tax at a maximum rate of 20 percent.

INCENTIVE STOCK OPTIONS

     No taxable income will be recognized by an optionee under the Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize either mid-term or long-term capital gain or loss (depending upon whether the shares were held more than 12 or more than 18 months after exercise) at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of
(i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term, mid-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year but less 18 months for mid-term capital gains and more than 18 months for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

     An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

     Under the Plan, the Plan Administrator may permit an optionee to pay the exercise price of an incentive option in certain circumstances by delivering shares of Common Stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee's basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

NONQUALIFIED OPTIONS

     No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company, which the optionee will be required to satisfy. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term, mid-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year but less 18 months for mid-term capital gains and more than 18 months for long-term capital gains).

STOCK ISSUED UNDER STOCK ISSUANCE PROGRAM

     The receipt of restricted stock issued under the Stock Issuance Program will not result in a taxable event to the participant until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (in which case there would be no ordinary income), a Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of transfer.

     If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company, which the participant will be required to satisfy. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

STOCK APPRECIATION RIGHTS

     An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which such ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares of the Company's outstanding voting stock present or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 1 is required for approval to amend the Option Plan. If such stockholder approval is not obtained, then the share reserve will not be increased.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION/STOCK ISSUANCE PLAN.

                                 PROPOSAL NO. 2

                AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN OF
                         CARDIOVASCULAR DYNAMICS, INC.

     The stockholders are being asked to vote on a proposal to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to delete the 950 share number limit on the maximum number of shares of the Company's Common Stock purchasable by each participant.

     The amendment to the Purchase Plan was adopted by the Board on March 12, 1998, subject to stockholder approval at the Annual Meeting. The Board believes it is in the best interest of the Company to adopt the amendment to the Purchase Plan to provide eligible employees with a greater opportunity to acquire a proprietary interest in the Company. The Board believes that by acquiring a proprietary interest in the Company, the interests of employees are more closely aligned with the interests of the stockholders due to their personal financial interest in the growth and financial success of the Company.

     The Purchase Plan originally was adopted by the Board approved by the Company's stockholders on May 1, 1996, and subsequently was amended by the Board on April 8, 1997 and approved by the stockholders at the 1997 Annual Meeting.

     The amendment of the Purchase Plan by the Board on March 12, 1998 to delete the 950 share number limit on the maximum number of shares of Common Stock that could be purchased by a participant on any purchase date does not affect the other limits on the number of shares of Common Stock purchasable by each participant under the Purchase Plan. A participant also is limited by: (i) the amount of the payroll deduction authorized by the participant for the purpose of acquiring shares of Common Stock during an offering period, which is a maximum of ten percent of base salary under the terms of the Purchase Plan; (ii) the prohibition against accruing purchase rights to acquire in excess of $25,000 worth of Common Stock under the Purchase Plan or other employee stock purchase plans for each calendar year a participant's purchase right remains outstanding (determined on the basis of the fair market value of the Common Stock on a participant's entry date into the offering period); and (iii) the prohibition against granting a purchase right to an employee who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing five percent or more of the total voting power or value of all classes of stock of the Company. (See the discussion below under "Timing.")

     Due to the current price of the Company's stock and the income level of most of the Company's employees, the effective limit on the number of shares purchasable by any participant under the Purchase Plan would be 950 shares without approval of the March 12, 1998 amendment. However, the proposed amendment will, at the Company's current stock price, effectively increase the number of shares of Common Stock which a participant will be eligible to purchase under the Purchase Plan. The Board does not know whether participants will in fact increase the number of shares of Common Stock purchased under the Purchase Plan, but believes any such increase will be in the best interests of the Company, as described above.

     The following is a summary of the principal features of the Purchase Plan, as amended to delete the share number limit on the maximum number of shares of Common Stock purchasable by each participant. The summary, however, does not purport to be a complete description of all of the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

PURPOSE

     The purpose of the Purchase Plan is to provide eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions designed to qualify under Section 423 of the Internal Revenue Code. These deductions will be applied at semi-annual intervals to purchase shares of Common Stock at a discount from the then current market price.

ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board. The Compensation Committee is comprised of two or more non-employee Board members appointed by the Board who serve for as long as the Board deems appropriate, and may be removed by the Board at any time. The Compensation Committee in its capacity as administrator of the Purchase Plan is referred to herein as the "Plan Administrator."

SHARE RESERVE

     A total of 200,000 shares of Common Stock are reserved for issuance under the Purchase Plan. Although approval of the proposed amendment to the Purchase Plan will delete the existing limit of 950 shares which any participant may purchase on any purchase date (see the discussion -- "Offering Period" below), certain other limitations still apply. First, the total number of shares of Common Stock available for purchase by all participants over the ten year term of the Purchase Plan is limited to 200,000 shares. Second, a participant is limited by the amount of the payroll deduction authorized by such participant during an offering period, which is a maximum of ten percent of base salary. Third, a participant may not purchase shares at a rate in excess of $25,000 worth of Common Stock (determined on the basis of the fair market value of the Common Stock on a participant's entry date into the offering period) for each calendar year a participant's purchase right remains outstanding.

     Finally, no purchase right will be granted to an employee who, immediately after the grant of such right, would own (or otherwise hold options or other rights to purchase) stock possessing five percent or more of the total voting power or value of all classes of stock of the Company. Any payroll deductions collected which cannot be applied to the purchase of Common Stock by reason of one or more of these limitations will be refunded. If the total number of shares for which purchase rights are to be exercised on any purchase date exceeds the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and any payroll deductions not applied to the purchase of the available shares will be refunded to the participants.

     In the event of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to: (i) the maximum number and class of securities issuable under the Purchase Plan; (ii) the maximum number and class of securities purchasable per participant on each purchase date; and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will prevent any dilution or enlargement of the rights and benefits of Purchase Plan participants.

OFFERING PERIOD

     Shares of Common Stock are offered for purchase through a series of one or more offering periods, each with a maximum duration of 24 months. The initial offering period began on the effective date of the Company's initial public offering of the Common Stock and ends on the last business day in July 1998. The next offering period is expected to start on the first business day in August 1998, and any subsequent offering periods will begin as designated by the Plan Administrator.

     Should the fair market value per share of Common Stock on any purchase date within an offering period be less than the fair market value per share of Common Stock on the start date of that offering period, then that offering period automatically will terminate immediately after the purchase of shares on that purchase date and a new offering period will commence on the next business day following such purchase date.

     Each offering period will be comprised of successive purchase intervals. The start date for the first purchase interval was the same as the start date of the initial offering period. Subsequent purchase intervals will begin on the first business day of February and the first business day of August of each calendar year within the offering period.

ELIGIBILITY

     An employee is eligible to participate in the Purchase Plan after he or she is employed by the Company or any participating subsidiary for more than 20 hours per week for more than 5 months per calendar year. An eligible employee may join the Purchase Plan on any entry date (the first business day in February or August each year) within that offering period on which he or she remains an eligible employee. The date on which an employee first joins a particular offering period is such employee's "Entry Date" for that offering period. On such Entry Date, an employee is granted a purchase right to acquire shares of Common Stock at the end of each purchase interval within that offering period.

     An employee may authorize payroll deductions in any multiple of one percent of his or her earnings for each purchase interval completed within the offering period, up to a maximum of ten percent. Earnings include regular base pay plus any salary contributions made to any Section 401(k) Plan or Section 125 Cafeteria Benefit Plan now or hereafter maintained by the Company. The rate of payroll deduction may be decreased at any time, but not more than once during the same purchase interval. In addition, the rate of payroll deduction may be increased prior to the start of any new purchase interval within the offering period (but not in excess of ten percent of eligible earnings).

     Payroll deductions are credited to an account established in the name of the participating employee on the Company's books. No interest is paid on the balance in an account. However, because the Company pays all administrative expenses of the Purchase Plan, the full amount of payroll deductions are applied to the purchase of Common Stock. Payroll deductions may be commingled with the general assets of the Company and used for general corporate purposes.

TIMING

     A purchase right is exercised on the last business day of each purchase interval. These purchase dates occur on the last business day in January and July each year during the offering period. The purchase right is exercised by applying the amount credited in an employee's account to the purchase of shares of Common Stock on each purchase date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the number of shares purchasable per participant on any purchase date (see the limitations described above under "Share Reserve") will be refunded promptly after such purchase date.

PURCHASE PRICE

     The purchase price per share of Common Stock is 85 percent of the lower of
(i) the fair market value per share of Common Stock on an Entry Date into the offering period or (ii) the fair market value per share on the purchase date. Generally, the fair market value per share on any relevant date under the Purchase Plan will be the closing selling price of the Common Stock on that date, as reported on the Nasdaq National Market. If there is no reported selling price for such date, then the closing selling price on the next preceding date for which there is such a quotation will be used.

TERMINATION OF PURCHASE RIGHT

     An employee may terminate his or her purchase right by filing a notification form with the Plan Administrator at any time prior to the last business day of any purchase interval, and no further payroll deductions are collected during the remainder of the offering period. Any payroll deductions already collected for the purchase interval in which the purchase right terminates will, at an employee's election, be refunded or applied to the purchase of Common Stock on the next purchase date. If no election is made, payroll deductions automatically are refunded. Once an employee has terminated his or her purchase right, he or she must wait until the start of a new offering period to resume participation in the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Upon termination of employment for any reason (including death or disability) or other loss of eligibility, then all payroll deductions for the purchase interval in which employment terminates or eligibility ceases automatically are refunded.

     In the event of an approved unpaid leave of absence, an employee may elect until the last day of the purchase interval in which leave begins, to: (i) withdraw all payroll deductions already collected for that period; or (ii) have such funds held for the purchase of shares of Common Stock on the next purchase date. If no election is made by such purchase date, then all payroll deductions automatically will be refunded, and no further payroll deductions may be made during the period of such leave. However, upon return to active service, payroll deductions automatically will resume at the rate in effect at the beginning of such leave.

GENERAL

     In the event of any merger, acquisition or other sale of the Company (an "Acquisition"), then all payroll deductions for the purchase interval in which such Acquisition occurs automatically will be applied to the purchase of Common Stock immediately prior to the effective date of the Acquisition, subject to existing limitations on the number of shares purchasable by a participant (see the discussion above under "Share Reserve"). The purchase price of such shares will be eighty-five percent of the lower of (i) the fair market value of the Common Stock on an employee's Entry Date into the offering period or (ii) the fair market value of the Common Stock immediately prior to the Acquisition. The Company will use its best efforts to provide at least ten days prior notice of any such Acquisition, and each participant will thereafter have the right to terminate his or her outstanding purchase rights at any time prior to the effective date of the Acquisition.

     Although an employee's purchase right cannot be assigned or transferred, individuals who purchase Common Stock under the Purchase Plan may resell such shares without restriction, except for certain executive officers of the Company who are restricted by applicable securities laws. However, the Federal and state income tax treatment of the sale proceeds may differ depending on how long an individual holds shares prior to sale. (See the discussion below, "FEDERAL INCOME TAX CONSEQUENCES").

     The Plan Administrator has the discretion to terminate all outstanding purchase rights immediately following any purchase date. If the Plan Administrator exercises this discretion, the Purchase Plan will terminate in its entirety, no further purchase rights thereafter will be granted or exercised and no further payroll deductions will be collected under the terminated plan. The Board may alter or amend the Purchase Plan at any time to become effective immediately following the close of any semi-annual purchase date. However, certain amendments may require the approval of the Company's stockholders. The Purchase Plan in all events will terminate upon the earliest to occur of (i) the last business day in July 2006; (ii) the date on which all shares available for issuance under the Purchase Plan have been sold; or (iii) the date on which all purchase rights are exercised in connection with the Acquisition.

                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences of participation in the Purchase Plan. The summary should not be relied upon as being a complete statement. Federal tax laws are complex and subject to change. Moreover, participation in the Purchase Plan also may have consequences under state and local tax laws that may vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor in order to determine the specific tax consequences applicable to him or her.

     The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant or purchase of shares. However, a participant may become liable for tax upon disposition of shares acquired under the Purchase Plan, and the tax consequences will depend upon how long a participant has held the shares before disposition.

     If the shares are disposed of at least two years after the Entry Date and at least one year after the purchase date, or in the event of a participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) fifteen percent of the fair market value of the shares on the Entry Date, will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain (if held for more than 18 months after the purchase date) or as mid-term capital gain (if held for more than one year but less than 18 months after the purchase date). Any long-term or mid-term capital gain will be taxed at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend upon the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

     If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the purchase date, the same amount of ordinary income will be attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on such purchase date. As indicated above, the ability of the participant to utilize such a capital loss will depend upon the participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

     The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining gain or loss on the sale or exchange of the shares.

     The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the shares of the Company's outstanding voting stock present or represented by proxy at the Annual Meeting and entitled to vote on Proposal No. 2 is required for approval to amend the Purchase Plan. If such stockholder approval is not obtained, then the 950 share limit on the maximum number of shares of the Company's Common Stock purchasable by each participant under the Purchase Plan will remain.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3

 AMENDMENT TO THE AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE
                               CUMULATIVE VOTING

     The Board of Directors has proposed the adoption of two amendments to the Company's Amended & Restated Certificate of Incorporation: (i) an amendment to eliminate cumulative voting for the election of directors; and (ii) an amendment to provide for a classified Board of Directors (described in more detail in Proposal No. 4). Both amendments are designed to protect stockholder interests in the event of hostile takeover attempts against the Company. The Board believes that these measures will enable it to consider more effectively any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its stockholders. Either one or both of the proposed amendments may have the effect of delaying, deterring, or preventing a change in control of the Company.

CUMULATIVE VOTING

     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. Thus, a stockholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, the holder or holders of a majority of the shares entitled to vote in an election of directors are able to elect all the directors in the absence of cumulative voting.

     The Board of Directors believes that under cumulative voting, it is possible that directors elected by a minority stockholder are likely to be representatives of the particular interest group who elected them rather than representatives of a majority of stockholders. Such a director or directors representing a minority interest could disrupt the management of the Company and prevent it from operating in the most effective manner. Further, the election of directors who view themselves as representing or answerable to a particular minority constituency could introduce an element of discord on the Board of Directors, impair the ability of the Board to work effectively and discourage qualified independent individuals from serving as directors. The Board believes that by providing for the election of directors by majority vote, approval of the proposed amendment will help ensure that each director acts in the best interests of a majority of stockholders rather than the best interest of a minority stockholder or group of stockholders.

     Cumulative voting is not available under Delaware law unless specifically included in a corporation's Certificate of Incorporation. The Company's Amended & Restated Certificate of Incorporation contains such a provision allowing cumulative voting. The Board of Directors has proposed to eliminate cumulative voting by deleting it from the Company's Amended & Restated Certificate of Incorporation.

     The elimination of cumulative voting could deter investors from acquiring a minority block in the Company, with a view toward obtaining a board seat and influencing Company policy. It is also possible that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some stockholders might deem favorable.

     The following is a brief review of the anti-takeover aspect of the proposed amendments, as well as a brief review of existing charter and statutory provisions which may have the effect of discouraging, delaying or deferring a hostile takeover attempt. The following, however, is not a complete description of every anti-takeover aspect of the proposed amendments, nor does it purport to be a complete description of existing anti-takeover provisions contained in the Company's Amended & Restated Certificate of Incorporation or under Delaware law. Any stockholder who wishes to obtain a copy of the Company's Amended & Restated Certificate of Incorporation may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

EFFECT ON CHANGE IN CONTROL OF THE COMPANY

     Stockholders should be aware that the overall effect of the two proposed amendments to the Amended & Restated Certificate of Incorporation is to make it more difficult for the holders of a majority of the outstanding shares of Common Stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes. These provisions, if included in the Company's Amended & Restated Certificate of Incorporation, could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to make a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the stockholders. Because these provisions may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the stockholders. However, the Board believes that the primary purpose of the two proposed amendments is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and all of its stockholders.

     A hostile takeover attempt may have a positive or negative effect on the Company and its stockholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the stockholders the risk of being forced to consider terms which may be less favorable to all of the stockholders than would be available in a Board-approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets. In addition, in the case of a proposal which is presented to the Board of Directors, there is a greater opportunity for the Board to analyze the proposal thoroughly, to develop and evaluate alternatives, to negotiate for improved terms and to present its recommendations to the stockholders in the most effective manner.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and frequently may be beneficial to stockholders, providing all stockholders with considerable value for their shares. However, the Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its stockholders.

     Notwithstanding the belief of the Board as to the benefits to stockholders of the two proposed amendments, stockholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number, and perhaps even a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a substantial premium for their shares over the current market price. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

     By increasing the probability that any person or group seeking control of the Company would be forced to negotiate directly with the Board of Directors, the proposed takeover defenses could discourage takeover bids by means of a hostile tender offer, proxy contest or otherwise without the approval of the Board. Thus, the principal disadvantages to the stockholders which result from discouraging such hostile takeover bids would be to (i) reduce the likelihood that any acquiror would make a hostile tender offer for the outstanding shares of stock of the Company at a premium over the market rate and (ii) increase the difficulty of removing the existing Board of Directors and management even if, in a particular case, removal would be beneficial to stockholders generally.

     Regardless of the terms of any proposed takeover attempt, the Board of Directors has a fiduciary duty to the stockholders to negotiate for the best interests of the stockholders and not for its own interests. Further, while the proposed takeover defenses may discourage hostile takeover attempts, these provisions would not prevent a hostile acquisition of the Company.

EXISTING ANTI-TAKEOVER PROVISIONS

     In addition to the two proposed amendments to the Company's Amended & Restated Certificate of Incorporation, stockholders should be aware that, to a certain extent, certain existing statutory and charter provisions may have the effect of discouraging or deferring hostile takeover attempts. For example, the Company's Amended & Restated Certificate of Incorporation provides that the stockholders may not take action by written consent in lieu of a stockholder meeting. Although the Board is required under Delaware law and the Company's Amended & Restated Certificate of Incorporation to hold an annual meeting of stockholders within a certain time period, this provision may deter or delay any takeover attempt or change in control of the Company. Second, the Company's Amended & Restated Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of Common Stock, of which approximately 9,000,000 are outstanding and approximately 2,000,000 are reserved for issuance under the Company's equity incentive plans, and up to 5,000,000 shares of preferred stock, none of which are currently issued and outstanding. Authorized and unissued stock is available for issuance without further action by the stockholders except as required by law or applicable stock exchange requirements. In addition to providing the Board with flexibility to issue the stock for valid corporate purposes such as financings, stock dividends or approved mergers and acquisitions, such stock can discourage hostile takeover attempts or make it more difficult to remove existing management. For example, additional shares of stock could be used to dilute the voting power of shares then outstanding or issued to persons who would support the Board in opposing a takeover bid or solicitation in opposition to management.

     As a Delaware corporation, the Company is afforded the protection of Delaware General Corporation Law ("DGCL") Section 203 ("Section 203"), which generally prohibits a Delaware corporation from engaging in a "Business Combination" (including, for example, mergers, asset sales, issuance of stock and other transactions with an "Interested Stockholder" (in general, a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that such person became an Interested Stockholder, unless (a) prior to the date such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder, (b) upon consummation of the transaction that resulted in the stockholder's becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain employee stock ownership plans), or (c) on or subsequent to the date such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

SUMMARY

     The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the two proposed amendments outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with enabling the Board to fully consider and negotiate proposed takeover attempts make these proposals beneficial to the Company and its stockholders.

     The proposal to include these anti-takeover provisions to the Company's Amended & Restated Certificate of Incorporation does not reflect knowledge on the part of the Board of Directors or management of any proposed takeover or other attempt to acquire control of the Company. Management may in the future propose or adopt other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors, although the Board has no such intention at the present time.

STOCKHOLDER APPROVAL

     If the amendment to eliminate cumulative voting for the election of directors is approved, Article IV, Section 4 of the Company's Amended & Restated Certificate of Incorporation will read in its entirety as follows:

          4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

     The affirmative vote of a majority of the voting power of all outstanding capital stock of the Company is required for approval of this proposal. Abstentions and broker non-votes each will have the same effect as a negative vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS.

                                 PROPOSAL NO. 4

AMENDMENT TO THE AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR
                        A CLASSIFIED BOARD OF DIRECTORS

     Concurrent with the proposed amendment to eliminate cumulative voting, the Company has proposed a second amendment to its Amended & Restated Certificate of Incorporation to provide for a classified Board of Directors (the "Classified Board Provisions"). This amendment also is designed to protect stockholder interests in the event of hostile takeover attempts against the Company. The Board believes that both proposed amendments will enable it to consider more effectively any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and all of its stockholders. See the discussion contained under Proposal No. 3, "EFFECT ON CHANGE IN CONTROL OF THE COMPANY." The discussion of the amendment to provide for a classified board of directors should be read in conjunction with the discussion of Proposal No. 3. The discussions under Proposal No. 3 and hereunder do not describe every anti-takeover aspect of each proposed amendment, nor do they describe every anti-takeover provision contained in the Company's Amended & Restated Certificate of Incorporation or under Delaware law. Any stockholder who wishes to obtain a copy of the Company's Amended & Restated Certificate of Incorporation may do so by written request to the Secretary of CVD at CVD's executive offices in Irvine, California.

     Delaware law permits the adoption of a classified Board of Directors, which divides the Board into two or three "classes" elected for staggered "terms" of two or three years. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. Delaware law also provides that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The amendment to the Company's Amended & Restated Certificate of Incorporation does not provide otherwise.

     The classified Board proposal may tend to maintain the incumbency of the Board as it generally makes it more difficult for stockholders to change a majority of the directors. A classified board of directors also might make it more difficult for a person acquiring shares to take immediate control of the Board of Directors. However, the Board believes that a classified board contributes to the continuity and stability of leadership and policy.

     The directors of the Company are set forth in Proposal No. 5. Under the Classified Board Provisions, the Board of Directors will be divided into three classes, designated Class I, Class II and Class III, subject to the approval of the stockholders at the Annual Meeting. The director in Class I, Gerard von Hoffmann, will hold office until the Annual Meeting of Stockholders to be held in 1999; the directors in Class II, Franklin D. Brown and Edward M. Leonard, will hold office until the Annual Meeting of Stockholders in 2000; and the directors in Class III, William G. Davis and Michael R. Henson, will hold office until the Annual Meeting of Stockholders in 2001 (and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death). After each such election, the directors shall then serve in succeeding terms of three years and until their successors are duly elected and qualified.

     With the Classified Board Provisions proposed for inclusion in the Amended & Restated Certificate of Incorporation, unless directors are removed for cause, it may require at least two annual meetings of stockholders for a majority of stockholders to make a change in control of the Board of Directors, since only a portion of the directors will be elected at each meeting. A significant effect of a classified Board of Directors may be to deter hostile takeover attempts because an acquirer would experience delay in replacing a majority of the directors. However, a classified Board of Directors also makes it more difficult for stockholders to effect a change in control of the Board of Directors, even if such a change in control is sought due to dissatisfaction with the performance of the Company's directors.

     In the event this proposal is not approved, all directors of the Company will be elected at each annual meeting. In the event this proposal is approved, the Company's Amended & Restated Certificate of Incorporation will include the Classified Board Provisions.

STOCKHOLDER APPROVAL

     If the amendment to provide for a classified Board of Directors is approved, Article VIII of the Company's Amended & Restated Certificate of Incorporation will be amended to add the following:

          The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The number of directors constituting each Class shall be fixed from time to time by a resolution duly adopted by the Board of Directors. Class I directors shall hold office for an initial term expiring at the annual meeting of stockholders in 1999. Class II directors shall hold office for an initial term expiring at the annual meeting of stockholders in 2000, and Class III directors shall hold office for a term expiring at the annual meeting of stockholders in 2001. At each annual meeting of stockholders held thereafter, directors shall be elected for a three-year term to succeed the directors of the Class whose terms then expire.

     The affirmative vote of a majority of the voting power of all outstanding capital stock of the Company is required for approval of this proposal. Abstentions and broker non-votes each will have the same effect as a negative vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

                                 PROPOSAL NO. 5

                             ELECTION OF DIRECTORS

     Five (5) directors will be elected at the Annual Meeting by the holders of CVD Common Stock to serve until the next Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal.

     Assuming the approval of the amendment to the Company's Certificate to provide for a classified Board (as discussed in Proposal No. 4), Gerard von Hoffmann will serve as a Class I director, with a term expiring at the Annual Meeting of Stockholders to be held in 1999, Franklin D. Brown and Edward M. Leonard will serve as Class II directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2000 and William G. Davis and Michael R. Henson will serve as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2001. Thereafter, each class of directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders. Should the amendment providing for the classified Board not be approved, each of the nominees will serve as a director until the next annual meeting of stockholders or until his successor is elected and qualified.

     The Board of Directors will vote all proxies received by them FOR the nominees listed below unless otherwise instructed in writing on such proxy. The five (5) candidates receiving the highest number of affirmative votes of shares entitled to vote at the Annual Meeting will be elected directors of CVD. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who shall be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

     Franklin Brown was appointed a director by the Board on June 19, 1997, and Mitchell Dann resigned from his position as director of the Company on December 18, 1997.

INFORMATION WITH RESPECT TO NOMINEES

     Set forth below, as of March 1, 1998, for each nominee for director of CVD is information regarding his age, position(s) with CVD, the period he has served as a director, any family relationship with any other director or executive officer of CVD, and the directorships currently held by him in corporations whose shares are publicly registered.

             NOMINEE, AGE AND
          FIRST YEAR AS DIRECTOR                  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
          ----------------------                  --------------------------------------------
Franklin D. Brown, 54, 1997                 Franklin D. Brown is Chairman and President of FDB
                                            Healthcare Consulting. Mr. Brown has served on the board
                                            of several domestic and international companies, and has
                                            more than 25 years of multinational management
                                            experience in the health care industry in the areas of
                                            pharmaceuticals, disposables, implantables and capital
                                            equipment. Mr. Brown served as Chairman, President and
                                            CEO at Imagyn Medical, Inc. from October 1994 until the
                                            sale of the company in September 1997. Prior to Imagyn,
                                            Mr. Brown served as President and CEO of Pharmacia
                                            Deltec, Inc., an ambulatory drug delivery company, for
                                            eight years. From 1982 to 1986, he was President of
                                            Pharmacia Inc.'s health care group and General Manager
                                            of its hospital division. Prior to his employment with
                                            Pharmacia, Mr. Brown held various sales and marketing
                                            positions with Choay Laboratories, Mead Johnson, Abbott
                                            and Sterling Drug. Mr. Brown currently is a director of
                                            Xillix Technologies and Bridge Medical. Mr. Brown was
                                            awarded Entrepreneur of the year award in 1991. Mr.
                                            Brown received an M.B.A. from the University of Michigan
                                            and a bachelors degree from Western Michigan University.
William G. Davis, 66, 1995                  Mr. Davis is an independent business consultant. From
                                            1957 to 1984, Mr. Davis was associated with Eli Lilly
                                            and Company, a diversified health care company, where he
                                            served as Executive Vice President, Eli Lilly
                                            International Corporation, from 1972 to 1975, Executive
                                            Vice President, Pharmaceutical Division, from 1975 to
                                            1982, and President, Medical Instrument Systems
                                            Division, from 1982 until his retirement in 1984. Mr.
                                            Davis also is a director of ALZA Corporation, Collagen
                                            Corporation and EndoSonics Corporation, and served as a
                                            director of Target Therapeutics, Inc. from 1993 to 1997.
Michael R. Henson, 52, 1995                 Mr. Henson joined CVD in February 1995 as President,
                                            Chief Executive Officer and Chairman of the Board of
                                            Directors. Prior to joining CVD, Mr. Henson served as
                                            the Chief Executive of EndoSonics Corporation from 1988
                                            to February 1995, and as Chairman of the Board from
                                            February 1993 to November 1996. Between April 1983 and
                                            February 1988, Mr. Henson served as President and Chief
                                            Executive Officer of Trimedyne, Inc., a manufacturer of
                                            medical lasers and catheters. Prior to joining Trimedyne
                                            in 1983, Mr. Henson held positions as Vice President for
                                            G.D. Searle & Company, Director of Marketing for the
                                            Hospital Products Division of Abbott Laboratories and
                                            Marketing Manager for Bristol Myers and Company. Mr.
                                            Henson also serves as a director of Urologix, Inc.

             NOMINEE, AGE AND
          FIRST YEAR AS DIRECTOR                  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
          ----------------------                  --------------------------------------------
Edward M. Leonard, 56, 1996                 Since September 1997, Mr. Leonard has been a Managing
                                            Director of Broadview Associates LLC, an investment bank
                                            specializing in mergers and acquisitions. From 1978 to
                                            September 1997, Mr. Leonard was a partner in the law
                                            firm of Brobeck, Phleger & Harrison LLP, which served as
                                            CVD's general counsel from the Company's formation until
                                            September 1997. Mr. Leonard also serves as a director of
                                            EndoSonics Corporation.
Gerard von Hoffmann, 41, 1996               Gerard von Hoffmann joined the Company as a director in
                                            April 1996. He has been with the law firm of Knobbe,
                                            Martens, Olson & Bear LLP, CVD's patent counsel, since
                                            1986 and has been a partner since 1989.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met eight times during the year ended December 31, 1997. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which such Director served. CVD has a standing Audit Committee composed of Messrs. Edward M. Leonard and Gerard von Hoffmann. The Audit Committee primarily is responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and reporting practices and its system of internal accounting controls. The Audit Committee met two times during the year ended December 31, 1997. CVD has a standing Compensation Committee which met five times during the year ended December 31, 1997. For the 1997 fiscal year, this Committee consisted of Franklin D. Brown and William G. Davis. The Committee administers the 1996 Option Plan and reviews and acts on matters relating to compensation levels and benefit plans for key executives of CVD. The Compensation Committee has the exclusive power and authority to make stock option grants under the 1996 Option Plan to the Company's officers.

REMUNERATION

     Non-employee directors each receive a fee of $1,000 per quarter, $1,000 for each Board meeting attended and reimbursement for certain travel expenses and other out-of-pocket costs. Members of Committees of the Board each receive an additional fee of $500 for each Committee meeting attended. Non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company's 1996 Stock Option/Stock Issuance Plan, as summarized in Proposal No. 1 above.

     Mr. Leonard, a member of the Company's Board of Directors, was a partner at Brobeck, Phleger & Harrison LLP until September 1997, which firm served as the Company's general counsel until September 1997. Mr. von Hoffmann, a member of the Company's Board of Directors, is a partner at Knobbe, Martens, Olson & Bear LLP, which serves as Patent Counsel to the Company.

     All directors hold office until the next Annual Meeting of Stockholders and until their successors have been elected. However, upon approval by the stockholders of Proposal No. 4 of a classified Board of Directors, Gerard von Hoffmann will serve as a Class I director, with a term expiring at the Annual Meeting of Stockholders to be held in 1999, Franklin D. Brown and Edward M. Leonard will serve as Class II directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2000 and William G. Davis and Michael R. Henson will serve as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2001. Thereafter, each class of directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders. Officers are appointed to serve, at the discretion of the Board of Directors, until their successors are appointed. There are no family relationships among executive officers or directors of CVD. There are no arrangements or understandings involving any director or any nominee regarding such person's status as a director or nominee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of CVD and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which CVD received from such persons for their 1997 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1996 fiscal year, CVD believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders, except for the following: (a) Mr. von Hoffmann filed one late report with respect to shares of Common Stock received as a stockholder of Cardiometrics, Inc. as partial merger consideration pursuant to the acquisition of Cardiometrics, Inc. by EndoSonics Corporation; (b) Franklin D. Brown filed an amended report with respect to 1,000 shares of Common Stock owned by Mr. Brown at the time Mr. Brown became a director of the Company; and (c) the Company has no record of an initial report filed on behalf of Harold Heitzman or Edward Morton, former executive officers of the Company.

CERTAIN TRANSACTIONS

     Other than the officer loan described above under Executive Compensation and Related Information, the Company was not involved in any transaction during the fiscal year ended December 31, 1997 in which a director, officer or greater than 5% stockholder had a direct or indirect material interest involving an amount in excess of $60,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL FIVE NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 6

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP served as independent auditors for CVD for the fiscal year ended December 31, 1997. The Board of Directors, on the recommendation of CVD's management, has selected that firm to continue in this capacity for the current fiscal year. CVD is asking the stockholders to ratify the selection by the Board of Directors of Ernst & Young LLP, as independent auditors to audit the consolidated financial statements of CVD for the fiscal year ending December 31, 1998 and to perform other appropriate services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and that representative will be given an opportunity to make a brief presentation to the stockholders if he or she so desires and will be available to respond to appropriate questions. CVD has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any material relationship with CVD nor any affiliate of CVD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

     In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Ernst & Young LLP, the Board of Directors will reconsider such selection. Under all circumstances, the Board retains the corporate authority to change the auditors at a later date.

GENERAL

      SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to CVD regarding the ownership of CVD's Common Stock as of March 1, 1998 by (i) each stockholder known to CVD to be a beneficial owner of more than five percent (5%) of CVD's Common Stock, (ii) each director and nominee for director, (iii) the Named Officers (as such term is defined under the caption "Executive Compensation and Related Information -- Summary of Cash and Certain Other Compensation") and (iv) all current directors and officers of CVD as a group.

                                                   NUMBER OF SHARES    PERCENT OF
                                                     BENEFICIALLY      OUTSTANDING
                NAME AND ADDRESS                       OWNED(1)         SHARES(2)
                ----------------                   ----------------    -----------
EndoSonics Corporation(3)........................     1,724,016           19.66
  2870 Kilgore Rd
  Rancho Cordova, CA 95670
Chancellor LGT Asset Management, Inc.(4).........       916,261           10.45
  50 California Street, 27th Floor
  San Francisco, CA 94111
Interactive Research Advisors, Inc.(5)...........       556,000            6.34
  101 Park Center Plaza, Suite 1300
  San Jose, CA 95113
Boston Scientific Corporation(6).................       501,000            5.71
  One Boston Scientific Place
  Natick, MA 01760
Michael R. Henson(7).............................       247,450            2.82
Franklin D. Brown(8).............................        11,000               *
William G. Davis(9)..............................        25,430               *
Gerard von Hoffmann(10)..........................        21,054               *
Edward M. Leonard(11)............................        48,692               *
Edward A. McDonald(12)...........................        43,048               *
Dana P. Nickell(13)..............................        42,402               *
Jeffrey F. O'Donnell(14).........................        68,393               *
Jeffrey H. Thiel(15).............................        31,937               *
Claire K. Walker(16).............................        61,238               *
All directors and officers as a group (10
  persons)(17)...................................       600,644            6.85
Total Principal Stockholders.....................     4,297,921           49.02

---------------
  *  Represents beneficial ownership of less than 1%.

 (1) The number of shares of Common Stock beneficially owned includes any shares issuable pursuant to stock options that may be exercised within 60 days after March 1, 1998. Shares issuable pursuant to such options are deemed outstanding for computing percentage of the person holding such options but are not deemed to be outstanding for computing the percentage of any other person.

 (2) Applicable percentages are based on 8,768,000 shares, which represents 9,413,000 shares outstanding on March 1, 1998, less 645,000 shares held by the Company.

 (3) Pursuant to a Schedule 13G/A filed with the Commission on March 2, 1998, EndoSonics Corporation reported that it had sole voting and investment power over 1,724,016 shares.

 (4) Chancellor LGT Asset Management, Inc. filed a Schedule 13G/A with the Commission on February 9, 1998 on behalf of itself and Chancellor LGT Trust Company, as investment advisors for various fiduciary accounts and LGT Asset Management, Inc., as the holding company for Chancellor LGT Asset Management, Inc. Chancellor LGT Asset Management, Inc and Chancellor LGT Trust Company reported that as of January 31, 1997, it had sole voting and investment power over 916,261 shares. LGT Asset Management, Inc. is an indirect wholly owned subsidiary of Liechtenstein Global

     Trust, AG, which has numerous worldwide affiliates and is controlled by The Prince of Liechtenstein Foundation, a parent organization for the various business enterprises of the Princely Family of Liechtenstein.

 (5) Pursuant to a Schedule 13G filed with the Commission on February 17, 1998, Interactive Research Advisors, Inc. reported that it had sole voting and investment power over 556,000 shares.

 (6) Pursuant to a Schedule 13G/A filed with the Commission on February 13, 1998, Boston Scientific Corporation reported that as of December 31, 1997 it had sole voting and investment power over 501,000 shares.

 (7) Includes 58,450 shares subject to options exercisable within 60 days after March 1, 1998.

 (8) Includes 10,000 shares subject to options exercisable within 60 days after March 1, 1998.

 (9) Includes 5,917 shares subject to options exercisable within 60 days after March 1, 1998. Mr. Davis shares voting and investment power with his spouse as co-trustee with respect to 6,930 shares held in a revocable trust.

(10) Includes 15,000 shares subject to options exercisable within 60 days after March 1, 1998.

(11) Includes 15,000 shares subject to options exercisable within 60 days after March 1, 1998. Mr. Leonard shares voting and investment power as a beneficiary with respect to 22,807 shares held in a retirement trust. Mr. Leonard disclaims beneficial ownership with respect to 200 shares held by his spouse and 3,000 shares held as custodian for his minor children under the Uniform Gift to Minors Act.

(12) Includes 10,000 shares subject to options exercisable within 60 days after March 1, 1998. Mr. McDonald disclaims beneficial ownership with respect to 3,000 shares held by his spouse, Kathleen E. Briscoe, M.D., in an IRA account and 2,000 shares held by the Estate of Lisa M. Briscoe, of which his spouse serves as a co-executrix and is a beneficiary with respect to 50 percent of the assets.

(13) Includes 19,729 shares subject to options exercisable within 60 days after March 1, 1998.

(14) Includes 65,521 shares subject to options exercisable within 60 days after March 1, 1998.

(15) Includes 27,658 shares subject to options exercisable within 60 days after March 1, 1998. Mr. Thiel shares voting and investment power with his spouse with respect to 4,229 shares.

(16) Includes 25,791 shares subject to options exercisable within 60 days after March 1, 1998.

(17) Includes 265,649 shares subject to options exercisable within 60 days after March 1, 1998.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors makes recommendations to the full Board with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the exclusive authority to administer the CVD 1996 Stock Option/Stock Issuance Plan with respect to option grants and stock issuances made thereunder to officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY

     The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the achievement of Company milestones. One of the Compensation Committee's primary objectives is to have a substantial portion of each officer's total compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of CVD as measured by his personal performance. Accordingly, each executive officer's compensation package is comprised primarily of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the CVD stockholders.

FACTORS

     The principal factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. However, the Committee may in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

BASE SALARY

     The base salary levels for the executive officers were established by the Board for the 1997 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies with which the Company competes for executive talent, and internal comparability considerations. Although the Compensation Committee reviewed various compensation surveys, the Board, did not rely upon any specific survey for comparative compensation purposes. Instead, the Board made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed by the Compensation Committee on an annual basis, and adjustments will be made in accordance with the factors indicated above.

ANNUAL INCENTIVE COMPENSATION

     The CVD Employee Bonus Plan provides the Board of Directors with discretionary authority to award cash bonuses to executive officers and employees in accordance with recommendations made by the Compensation Committee. The Compensation Committee's recommendations are based upon the extent to which certain financial and performance targets (established semi-annually by the Compensation Committee) are met and the contribution of each such officer and employee to the attainment of such targets. For fiscal year 1997, the performance targets for each of the Named Officers included gross sales, cash flow, engineering product goals and regulatory submission goals. The weight given to each factor varied from individual to individual.

LONG-TERM INCENTIVE COMPENSATION

     The 1996 Stock Option/Stock Issuance Plan also provides the Board with the ability to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage CVD from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position in CVD. The Company has established general guidelines for making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with the Company and their existing holdings of unvested options. However, the Company does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of CVD Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years from the date of grant). The option normally vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ and the market price of the Company's Common Stock appreciates over the option term.

CEO COMPENSATION

     The Compensation Committee set the base salary for Mr. Michael R. Henson, the Company's Chief Executive Officer for the 1997 fiscal year, at a level which is designed to provide him with a salary competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with Mr. Henson's experience. The Compensation Committee did not intend to have this particular component of Mr. Henson's compensation affected to any significant degree by Company performance. Mr. Henson received stock option grants in January and April of 1997 to purchase a total of 55,000 shares. The grants were intended as compensation for Mr. Henson's performance during the 1996 fiscal year. Mr. Henson did not receive any option grants intended as long-term incentive compensation for the 1997 fiscal year.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1997 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's 1996 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                        COMPENSATION COMMITTEE

                                        William G. Davis
                                        Franklin D. Brown

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors for the 1997 fiscal year were Franklin D. Brown (who replaced Mitchell Dann in December 1997 upon Mr. Dann's resignation from the Board) and William G. Davis. No member of the Compensation Committee was at any time during the 1997 fiscal year or at any other time an officer or employee of CVD.

     No executive officer of CVD served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

     The graph depicted below shows CVD's stock price as an index assuming $100 invested on June 19, 1996 (the date of CVD's initial public offering), along with the composite prices of companies listed on the CRSP Total Return Index for National Association of Securities Dealers Automated Quotation ("Nasdaq") Stock Market and the Hambrecht & Quist Incorporated Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). This information has been provided to CVD by Hambrecht & Quist Incorporated.

        Measurement Period           CardioVascular       Nasdaq Stock       H&Q Healthcare
      (Fiscal Year Covered)             Dynamics          Market -U.S.        Excl. Biotech
6/19/96                                  100.00              100.00              100.00
Jun-96                                   102.08               95.49              100.69
Jul-96                                   106.25               86.99               92.23
Aug-96                                   125.00               91.86               98.24
Sep-96                                   127.08               98.89              110.50
Oct-96                                   108.33               97.80              104.75
Nov-96                                   102.08              103.84              107.98
Dec-96                                   108.33              103.75              111.18
Jan-97                                    85.42              111.12              117.25
Feb-97                                    89.58              104.98              115.32
Mar-97                                    83.33               98.12              105.61
Apr-97                                    59.38              101.19              107.95
May-97                                    64.58              112.67              118.64
Jun-97                                    65.63              116.11              126.43
Jul-97                                    75.52              128.37              133.40
Aug-97                                    64.58              128.17              126.71
Sep-97                                    66.67              135.75              132.52
Oct-97                                    56.25              128.70              125.97
Nov-97                                    45.83              129.33              128.32
Dec-97                                    45.83              127.31              132.50

Note: Assumes $100 invested on 6/19/96 in CVD and in the CRSP Total Return Index for Nasdaq Stock Market and the H&Q Total Return Index for Healthcare Technology Companies (Excluding Biotechnology). Assumes Reinvestment of Dividends on a daily basis.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned, by the Company's Chief Executive Officer, Mr. Henson, who has served in such capacity since February 1, 1995, and five executive officers whose compensation for the 1997 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company for each of the last two fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                                       -------------------------------------------
                                                                          SHARES
                                                                        UNDERLYING
     NAME AND PRINCIPAL POSITION       YEAR    SALARY(1)    BONUS(2)     OPTIONS
     ---------------------------       ----    ---------    --------    ----------
Michael R. Henson....................  1997     219,051      22,000       55,000(3)
  Chairman of the Board and            1996     200,000      60,000      130,000(4)
  Chief Executive Officer              1995     189,850      70,000      250,000
Edward A. McDonald...................  1997     119,580       9,600       50,000
  Vice President, Advanced
  Technologies
Dana P. Nickell......................  1997     120,960       7,258       30,000(3)
  Vice President, Finance and          1996     108,000      19,440           --
  Administration, Chief Financial      1995       5,934          --       56,000
  Officer and Corporate Secretary
Jeffrey F. O'Donnell.................  1997     181,034      15,550      145,000(5)
  President and Chief Operating        1996     179,200      15,000           --
  Officer                              1995       8,585       4,000      100,000
Jeffrey H. Thiel.....................  1997     120,000      12,000       58,000(6)
  Vice President, Operations           1996      18,371          --       50,000
Claire K. Walker.....................  1997     113,275      11,214       38,000(3)
  Vice President, Clinical Affairs

---------------
(1) Includes amounts contributed by the Named Officers to the Company's 401(k) Plan.

(2) Represents amounts paid in subsequent fiscal year for work performed in prior fiscal year.

(3) Represents options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(4) Mr. Henson voluntarily returned to the Company in 1997 options to acquire 130,000 shares. The Company has not made any replacement grants for such options, nor is there any agreement to do so.

(5) Includes 25,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(6) Includes 38,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

(7) Includes 28,000 options granted in 1997 fiscal year for work performed in 1996 fiscal year.

STOCK OPTIONS

     The following table provides information with respect to the stock option grants made during the 1997 fiscal year under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                               ------------------------------------------------------     POTENTIAL REALIZABLE
                                               % OF TOTAL                                   VALUE AT ASSUMED
                                NUMBER OF       OPTIONS                                  ANNUAL RATES OF STOCK
                                SECURITIES     GRANTED TO     EXERCISE                     PRICE APPRECIATION
                                UNDERLYING     EMPLOYEES       OR BASE                      FOR OPTION TERM
                                  OPTION       IN FISCAL        PRICE      EXPIRATION    ----------------------
            NAME                GRANTED(1)      YEAR(2)       ($/SH)(3)       DATE       5%($)(4)    10%($)(4)
            ----               ------------   ------------   -----------   ----------    --------    ----------
Michael R. Henson............     40,000            5           9.50         1/12/07     238,980       605,622
                                  15,000            2           6.88         4/20/07      64,902       164,474
Edward A. McDonald...........     40,000            5           6.88         4/20/07     173,072       438,598
                                  10,000            1           5.00        12/17/07      31,445        79,687
Dana P. Nickell..............     25,000            3           9.50         1/12/07     149,362       378,514
                                   5,000            1           6.88         4/20/07      21,634        54,825
Jeffrey F. O'Donnell.........     15,000            2           9.50         1/12/07      89,617       227,108
                                  10,000            1           6.88         4/20/07      43,268       109,649
                                 100,000           11           7.31         9/18/07     459,722     1,165,026
                                  20,000            2           5.00        12/17/07      62,889       159,374
Jeffrey H. Thiel.............      8,000            1           9.50         1/12/07      47,796       121,124
                                  30,000            3           6.88         4/20/07     129,804       328,948
                                  20,000            2           5.00        12/17/07      62,889       159,374
Claire K. Walker.............     10,000            1           9.50         1/12/07      59,745       151,406
                                  18,000            2           6.88         4/20/07      77,882       197,369
                                  10,000            1           5.00        12/18/07      31,445        79,687

---------------
(1) The options listed in the table were granted under the Company's 1996 Stock Option/Stock Issuance Plan. The options have a maximum term of ten years measured from the date of grant. Twenty-five percent (25%) of the options are exercisable upon the optionee's completion of one year of service measured from the date of grant, and as to the balance of the option shares in a series of successive equal monthly installments upon the optionee's completion of each additional month of service over the next 36 months thereafter.

(2) Based upon options granted for an aggregate of 870,000 shares to employees in 1997, including the Named Officers.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The Compensation Committee of the Board of Directors, as the Plan Administrator of the Company's 1996 Stock Option/Stock Issuance Plan, has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the grant date.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during the 1997 fiscal year and unexercised options held by the Named Officers as of the end of such year. No stock appreciation rights were exercised by the Named Officers during such fiscal year or were outstanding at the end of that year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                             AGGREGATE     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES        VALUE          OPTIONS AT FY-END          OPTIONS AT FY-END($)(2)
                                ACQUIRED     REALIZED    ---------------------------   ---------------------------
            NAME               ON EXERCISE    ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   ---------   -----------   -------------   -----------   -------------
Michael R. Henson............    57,800      $386,963      33,867         113,333       $186,269      $  623,332
Edward A. McDonald...........         0             0           0          50,000              0         275,000
Dana P. Nickell..............    22,000       140,500       6,000          58,000         33,000         319,000
Jeffrey F. O'Donnell.........         0             0      50,000         195,000        275,000       1,072,500
Jeffrey H. Thiel.............         0             0           0         108,000              0         594,000
Claire K. Walker.............         0             0      16,333          50,667         89,832         278,669

---------------
(1) Based on the deemed fair value (as determined by the Board) for options exercised prior to the initial public offering, less the exercise price payable for such shares

(2) Based on the fair market value of the Company's Common Stock at year-end, $5.50 per share, less the exercise price payable for such shares.

MANAGEMENT CONTRACTS AND CHANGE IN CONTROL AGREEMENTS

     None of the Named Officers have employment agreements with CVD. The employment of each of the Named Officers may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has the authority as administrator of the Company's 1996 Stock Option/Stock Issuance Plan to provide for the accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and the Company's other executive officers and any unvested shares actually held by those individuals under the 1996 Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

OFFICER LOANS

     On June 15, 1996, CVD extended a loan in the amount of $150,000, to Jeffrey
F. O'Donnell, the Company's President and Chief Operating Officer. The note was secured by a second deed of trust on Mr. O'Donnell's home and has a five-year term with interest compounding semi-annually at 6%. Mr. O'Donnell paid the loan in full on January 22, 1998. On September 16, 1996, the Company extended an interest free loan to Michael R. Henson, the Company's President and Chief Executive Officer, in the amount of $175,000. The Company secured the note by a deed of trust on certain real property owned by Mr. Henson. Mr. Henson paid the loan in full on August 19, 1997. On January 24, 1997, the Company extended a loan in the amount of $100,000 to Jeffrey H. Thiel, the Company's Vice President of Operations. The note was secured by a second deed of trust on Mr. Thiel's home and has a five-year term with interest compounding semi-annually at 6%. The principal and interest will be due five years from the date of the note.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in CVD's Proxy Statement for next year's Annual Meeting of Stockholders is December 16, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Dana P. Nickell
                                          Secretary

April 15, 1998

                                      PROXY

                          CARDIOVASCULAR DYNAMICS, INC.

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on May 19, 1998 and the proxy statement and appoints Michael R. Henson and Jeffrey F. O'Donnell, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of CardioVascular Dynamics, Inc. ("CVD") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of CVD to be held at the Company's executive offices at 13700 Alton Parkway, Suite 160, Irvine, California 92618 on Tuesday, May 19, 1998 at 10:00 a.m., and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

        Please mark your votes as indicated in [X] this example

1. AMENDMENT TO CVD'S 1996 STOCK OPTION/STOCK ISSUANCE PLAN TO EFFECT AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY AN ADDITIONAL 200,000 SHARES OF COMMON STOCK.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

2. AMENDMENT TO CVD's EMPLOYEE STOCK PURCHASE PLAN TO DELETE THE SHARE NUMBER LIMIT ON THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK PURCHASABLE BY EACH PARTICIPANT.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

3. AMENDMENT TO THE COMPANY'S AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR THE ELECTION OF DIRECTORS.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

4. AMENDMENT TO THE COMPANY'S AMENDED & RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

5. ELECTION OF DIRECTORS INSTRUCTION: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box, and strike a line through the nominee's name in the list below:

        FRANKLIN D. BROWN           EDWARD M. LEONARD
        WILLIAM G. DAVIS            GERARD VON HOFFMANN
        MICHAEL R. HENSON

                                         WITHHOLD
                         FOR            AUTHORITY
                    all nominees        to vote for
                    listed below       all nominees        EXCEPTIONS
                         [ ]                [ ]                [ ]


6.      RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL
        YEAR 1998.

                         FOR              AGAINST            ABSTAIN
                         [ ]                [ ]                [ ]

The Board of Directors recommends a vote FOR each of the director nominees listed above and FOR the other proposals set forth above. This Proxy, when properly executed will be voted as specified above. This Proxy will be voted FOR Proposals 1, 2, 3, 4 and 6 and FOR each of the nominees listed under Proposal No. 5 if no specification is made. This proxy will also be voted at the discretion of the proxy holders on such matters other than the three specific items as may come before the meeting.

PLEASE RETURN YOUR EXECUTED PROXY TO CVD'S TRANSFER AGENT IN THE ENCLOSED ENVELOPE, OR, IF NECESSARY, DELIVER IT TO CVD, ATTENTION: SECRETARY.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

               ---------------------------------------------------
               (Print name(s) as it (they) appear on certificate)

Dated:_____________________  Signature(s)_______________________________________

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.

--------------------------------------------------------------------------------

                            - FOLD AND DETACH HERE -

                                                                      APPENDIX I

                          CARDIOVASCULAR DYNAMICS, INC.
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
        (AS AMENDED AND RESTATED AS OF APRIL 8, 1997 AND MARCH 12, 1998)


                                    ARTICLE I
                               GENERAL PROVISIONS

        I.     PURPOSE OF THE PLAN

               This 1996 Stock Option/Stock Issuance Plan is intended to promote the interests of CardioVascular Dynamics, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

        II.    STRUCTURE OF THE PLAN

               A. The Plan shall be divided into three separate equity programs:

                      (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

                      (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

                      (iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

               B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

        III.   ADMINISTRATION OF THE PLAN

               A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

               B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

               C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

               D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any option or stock issuance thereunder.

               E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

               F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants or stock issuances made thereunder.

        IV.    ELIGIBILITY

               A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                      (i)    Employees,

                      (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

                      (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

               B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

               C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

               D. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who are serving as non-employee Board members on the Underwriting Date, (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who are to continue to serve as non-employee Board members after one or ore Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an initial option grant under the Automatic Option Grant Program on the Underwriting Date or (if later) at the time he or she first becomes a non-employee Board member, but such individual shall be eligible to receive periodic option grants under the Automatic Option Grant Program upon his or her continued service as a non-employee Board member after one or more Annual Stockholders Meetings.

        V.     STOCK SUBJECT TO THE PLAN

               A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,100,000 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options to be incorporated into the Plan and (ii) an additional increase of 200,000 shares approved by the Board subject to stockholder approval at the 1998 Annual Meeting.

               B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 800,000 shares of Common Stock in the aggregate over the term of the Plan.

               C. Shares of Common Stock subject to outstanding options (including any options incorporated from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) those options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

               D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently per Eligible Director under the Automatic Option Grant Program and
(iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan).Such adjustments to the outstanding options are to be effected in a manner which shall preclude the dilution or enlargement of benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE II
                       DISCRETIONARY OPTION GRANT PROGRAM

        I.     OPTION TERMS

               Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

               A.     Exercise Price.

                      1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

                      2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                             (i) cash or check made payable to the Corporation,

                             (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                             (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

               B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

               C.     Effect of Termination of Service.

                      1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                             (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                             (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                             (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                             (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                             (v) In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

                      2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                             (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                             (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

               D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

               E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

               F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        II.    INCENTIVE OPTIONS

               The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

               A. Eligibility. Incentive Options may only be granted to Employees.

               B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

               D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

        III.   CORPORATE TRANSACTION/CHANGE IN CONTROL

               A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall NOT so accelerate if and to the extent:(i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

               B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

               C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction. The Plan Administrator shall also have the discretion to grant options which do not accelerate whether or not such options are assumed (and to provide for repurchase rights that do not terminate whether or not such rights are assigned) in connection with a Corporate Transaction.

               D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

               E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the number and/or class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan.

               F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

               G. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

               H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

               I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        IV.    CANCELLATION AND REGRANT OF OPTIONS

               The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

        V.     STOCK APPRECIATION RIGHTS

               A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

               B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                      (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                      (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                      (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

               C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                      (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                      (ii) Upon the occurrence of a Hostile Take-Over, each such individual holding one or more options with such a limited stock appreciation right in effect shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (a) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                      (iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                      (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                   ARTICLE III
                             STOCK ISSUANCE PROGRAM

        I.     STOCK ISSUANCE TERMS

               Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

               A.     Purchase Price.

                      1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the issuance date.

                      2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                             (i) cash or check made payable to the Corporation, or

                             (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

               B.     Vesting Provisions.

                      1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                             (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                             (ii) the number of installments in which the shares are to vest,

                             (iii) the interval or intervals (if any) which are to lapse between installments, and

                             (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

                      2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                      3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                      4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase- money note of the Participant attributable to the surrendered shares.

                      5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

               A. All outstanding cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those cancellation rights are assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

               B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those cancellation rights are assigned to the successor corporation (or parent thereof).

               C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

               D. The Plan Administrator shall have the discretion to provide for cancellation rights with terms different from those in effect under Section II.A. in connection with a Corporate Transaction.

        III.   SHARE ESCROW/LEGENDS

               Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                   ARTICLE IV
                         AUTOMATIC OPTION GRANT PROGRAM

        I.     OPTION TERMS

               A. GRANT DATES. Option grants shall be made on the dates specified below:

                      1. Each individual who is serving as a non-employee Board member on the Underwriting Date shall automatically be granted, on the Underwriting Date, a Non-Statutory Option to purchase 5,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                      2. Each individual who is first elected or appointed as a non-employee Board member on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 5,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                      3. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, shall automatically be granted a Non-Statutory Option to purchase an additional 5,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 5,000-share option grants any one Eligible Director may receive over his or her period of Board service.

               B.     EXERCISE PRICE.

                      1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                      2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

               C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

               D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

               E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                      (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                      (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                      (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                      (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
        (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        II.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

               A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

               B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

               C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

               D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

               E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        III.   REMAINING TERMS

               The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                    ARTICLE V
                                  MISCELLANEOUS

        I.     FINANCING

               A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

               B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

        II.    TAX WITHHOLDING

               A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

               B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                      (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                      (ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        III.   EFFECTIVE DATE AND TERM OF THE PLAN

               A. The Plan became effective with respect to the Discretionary Option Grant and Stock Issuance Program on the Plan Effective Date. The Automatic Option Grant Program became effective on the Underwriting Date. On April 8, 1997, the Board amended the Plan to (i) increase the number of shares available for issuance by 700,000 shares, (ii) provide that non-employee Board members shall be eligible to participate in the Discretionary Option Grant and the Stock Issuance Programs, (iii) eliminate the restriction that the individuals who serve as Plan Administrator may not receive any discretionary option grants or direct stock issuances from the Company while serving as Plan Administrator or during the twelve month period preceding appointment as Plan Administrator, (iv) require stockholder approval of future amendments to the Plan only to the extent necessary to satisfy applicable laws or regulations, (v) eliminate both the six month holding period requirement and the ten business day "window" period requirement for the exercise of any stock appreciation rights granted under the Plan and (vi) allow the shares issued under the Plan which are subsequently reacquired by the Company pursuant to the Company's exercise of its repurchase rights to be added back to the share reserve available for future issuance under the Plan. The April 8, 1997 amendments to the Plan were subsequently approved by the stockholders at the 1997 Annual Meeting. On March 12, 1998, the Board amended the Plan to increase the number of shares available for issuance by an additional 200,000 shares. However, no options granted under the Plan on the basis of such share increase may be exercised, and no shares shall be issued thereunder, until the amendment to the Plan increasing the share reserve is approved by the Corporation's stockholders at the 1998 Annual Meeting. If such stockholder approval is not obtained, then all options previously granted under this Plan on the basis of such share increase shall terminate and cease to be outstanding.

               B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the
Section 12(g) Registration Date. All options outstanding under the Predecessor Plan as of such date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

               C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

               D. The Plan shall terminate upon the earliest of (i) April 29, 2006, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

        IV.    AMENDMENT OF THE PLAN

               A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

               B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

        V.     USE OF PROCEEDS

               Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        VI.    REGULATORY APPROVALS

               A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

               B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

        VII.   NO EMPLOYMENT/SERVICE RIGHTS

               Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                   ARTICLE VI
                                    APPENDIX

        The following definitions shall be in effect under the Plan:

               A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

               B. BOARD shall mean the Corporation's Board of Directors.

               C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                      (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                      (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

               D. CODE shall mean the Internal Revenue Code of 1986, as amended.

               E. COMMON STOCK shall mean the Corporation's common stock.

               F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                      (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

               G. CORPORATION shall mean CardioVascular Dynamics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of CardioVascular Dynamics, Inc. which shall by appropriate action adopt the Plan.

               H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

               I. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

               J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

               K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

               L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

               M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                      (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market

        Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                      (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

               N. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the following transaction:

                      (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                      (ii) more than fifty percent (50%) of the securities so acquired are accepted from persons other than Section 16 Insiders.

               O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

               P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

                      (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                      (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

               Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

               R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

               S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

               T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

               U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               V. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

               W. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

               X. PLAN shall mean the Corporation's 1996 Stock Option/Stock Issuance Plan, as set forth in this document.

               Y. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

               Z. PLAN EFFECTIVE DATE shall mean April 30, 1996, the date on which the Plan was adopted by the Board.

               AA. PREDECESSOR PLAN shall mean the Corporation's 1995 Stock Option Plan.

               AB. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

               AC. QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations Order which substantially complies with the requirements of Code
Section 414(p).The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

               AD. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

               AE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

               AF. SECTION 12(G) REGISTRATION DATE shall mean the first date on which the Common Stock is first registered under Section 12(g) of the 1934 Act.

               AG. SERVICE shall mean the performance of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

               AH. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

               AI. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

               AJ. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

               AK. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               AL. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

               AM. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

               AN. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

               AO. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

               AP. UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with the initial public offering of the Common Stock.

                                                                     APPENDIX II

                          CARDIOVASCULAR DYNAMICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

I.      PURPOSE OF THE PLAN

        This Employee Stock Purchase Plan is intended to promote the interests of CardioVascular Dynamics, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

        Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.     ADMINISTRATION OF THE PLAN

        The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.    STOCK SUBJECT TO PLAN

        A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Two Hundred Thousand (200,000) shares.

        B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan,
(ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.     OFFERING PERIODS

        A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

        B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The initial offering period shall commence at the Effective Time and terminate on the last business day in July 1998. The next offering period shall commence on the first business day in August 1998, and subsequent offering periods shall commence as designated by the Plan Administrator.

        C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in January 1997.

        D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty four (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

V.      ELIGIBILITY

        A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

        B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

        C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

        D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.     PAYROLL DEDUCTIONS

        A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

               1. The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

               2. The Participant may, prior to the commencement of any new Purchase




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Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

        B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

        C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

        D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII.    PURCHASE RIGHTS

        A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

        Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

        B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

        C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall not be less than eighty-five percent (85%) of the lower of
(i) the Fair Market Value per share of Common




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Stock on the Participant's Entry Date into that offering period or (ii) the Fair
Market Value per share of Common Stock on that Purchase Date.

        D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date.

        E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

        F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

               1. A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

               2. The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

               3. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.





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        G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction.

        The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

        H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

        I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

        J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.   ACCRUAL LIMITATIONS

        A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

        B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

               1. The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.





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

               2. No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

        C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

        D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.     EFFECTIVE DATE AND TERM OF THE PLAN

        A. The Plan was adopted by the Board on April 30, 1996 and shall become effective at the Effective Time, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

        B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2006, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.      AMENDMENT OF THE PLAN

        The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the




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requirements for eligibility to participate in the Plan.

XI.     GENERAL PROVISIONS

        A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

        B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

        C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.





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                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME


                          CardioVascular Dynamics, Inc.




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
                                    APPENDIX


        The following definitions shall be in effect under the Plan:

        A. BASE SALARY shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

        B. BOARD shall mean the Corporation's Board of Directors.

        C. CODE shall mean the Internal Revenue Code of 1986, as amended.

        D. COMMON STOCK shall mean the Corporation's common stock.

        E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

        F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

               1. a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               2. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

        G. CORPORATION shall mean CardioVascular Dynamics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of CardioVascular Dynamics, Inc. which shall by appropriate action adopt the Plan.

        H. EFFECTIVE TIME shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee Participants.

        I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered




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

wages under Code Section 3401(a).

        J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

        K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               1. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               2. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               3. For purposes of the initial offering period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

        L.     1933 ACT shall mean the Securities Act of 1933, as amended.

        M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

        N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

        O. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

        P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

        Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be January 30, 1997.

        R. PURCHASE INTERVAL shall mean each successive six (6) month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.





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        S. SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year on which an Eligible Employee may first enter an offering period.

        T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

        U. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.




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